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                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

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

                                                   Three Months Ended          Nine Months Ended
                                                     September 30,               September 30,
                                                -------------------------    ---------------------
                                                  1997           1996           1997       1996
                                                ----------    -----------    ---------  ----------
                                                        (In Thousands Except Per Share Data)

PRIMARY

  Income from Continuing Operations               $ 25,742    $ 11,928      $ 69,252    $ 56,028
  Dividend requirements of preferred stock              (5)         (4)          (13)        (13)
                                                  --------    --------      --------    --------
    Total                                           25,737      11,924        69,239      56,015
  Income (Loss) from Discontinued Operations          --          --           9,990     (67,913)
                                                  --------    --------      --------    --------
  Net Income (Loss)                               $ 25,737    $ 11,924      $ 79,229    $(11,898)
                                                  --------    --------      --------    --------
                                                  --------    --------      --------    --------

  Weighted average shares outstanding               57,279      56,661        57,078      56,576
  Assumed conversions:
    Stock options                                    1,594         206           839         343
                                                  --------    --------      --------    --------
    Total                                           58,873      56,867        57,917      56,919
                                                  --------    --------      --------    --------
                                                  --------    --------      --------    --------
  Per share amounts:
    Income from Continuing Operations             $    .44    $    .21      $   1.20    $    .98
    Income (Loss) from Discontinued Operations        --          --             .17       (1.19)
                                                  --------    --------      --------    --------
    Net Income (Loss)                             $    .44    $    .21      $   1.37    $   (.21)
                                                  --------    --------      --------    --------
                                                  --------    --------      --------    --------

FULLY DILUTED

  Income from Continuing Operations               $ 25,742    $ 11,928      $ 69,252    $ 56,028
  Income (Loss) from Discontinued Operations          --          --           9,990     (67,913)
                                                  --------    --------      --------    --------
  Net Income (Loss)                               $ 25,742    $ 11,928      $ 79,242    $(11,885)
                                                  --------    --------      --------    --------
                                                  --------    --------      --------    --------

  Weighted average shares outstanding               57,279      56,661        57,078      56,576
  Assumed conversions:
    Stock options                                    1,594         354         1,626         370
    Preferred stock                                    105         112           107         114
                                                  --------    --------      --------    --------
    Total                                           58,978      57,127        58,811      57,060
                                                  --------    --------      --------    --------
                                                  --------    --------      --------    --------
  Per share amounts:
    Income from Continuing Operations             $    .44    $    .21      $   1.18    $    .98
    Income (Loss) from Discontinued Opeerations       --          --             .17       (1.19)
                                                  --------    --------      --------    --------
    Net Income (Loss)                             $    .44    $    .21      $   1.35    $   (.21)
                                                  --------    --------      --------    --------
                                                  --------    --------      --------    --------

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